SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)

               INDIANA                                   35-208-6905
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation Or organization)

                              20 N.W. Fourth Street
                            Evansville, Indiana 47741
                                 (812) 465-5300

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Niel C. Ellerbrook
                              20 N.W. Fourth Street
                              Evansville, IN 47741
                                 (812) 465-5300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    Copy to:

                          Catherine L. Bridge, Esquire
                               Barnes & Thornburg
                            11 South Meridian Street
                           Indianapolis, Indiana 46204

Approximate date of commencement of proposed sale to the public: From time to time after the consummation of the merger of Indiana Energy, Inc. and SIGCORP, Inc. into Vectren Corporation.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/*

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /*

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ __

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

*  The Automatic  Dividend  Reinvestment  and Stock  Purchase Plan of registrant
   allows  participation  by  eligible  non-shareholder   employees  of  Vectren
   Corporation and its subsidiaries.

                         Calculation of Registration Fee


================================================================================================================
 Type of each class of                        Proposed maximum         Proposed maximum
   securities to be        Amount to be      offering price per       aggregate offering         Amount of
      registered            registered            unit (1)                price (1)           registration fee
----------------------------------------------------------------------------------------------------------------
     Common Stock            1,200,000             $15.50                $18,600,000             $4,910.40
----------------------------------------------------------------------------------------------------------------
 Common Share Purchase
        Rights               1,200,000               (2)                     (2)                    (2)
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low sales price per share of common stock of Indiana Energy, Inc. as reported on the New York Stock Exchange on February 21, 2000, multiplied by the exchange ratio of 1 share of Vectren Corporation to be issued for each share of Indiana Energy, Inc. Common Stock in the merger of Indiana Energy, Inc. and SIGCORP, Inc. into Vectren Corporation pursuant to Rule 457(c) and (f).

(2) Any value attributable to the Common Share Purchase Rights is reflected in the value of the Common Stock.

                               VECTREN CORPORATION
                         AUTOMATIC DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN


         Vectren Corporation hereby offers the holders of record of its shares of Common Stock, without par value, and its eligible employees and those of its wholly-owned subsidiaries as shall be designated from time to time by the President and Chief Executive Officer of Vectren ("Employees") the opportunity to purchase its shares of Common Stock through an Automatic Dividend
Reinvestment and Stock Purchase Plan. The plan will become effective automatically upon the effectiveness of the merger between Indiana Energy, Inc. and SIGCORP, Inc.

         The shares of Common Stock purchased will either be shares purchased on the open market or newly issued shares. The plan permits Common Stock dividends to be reinvested to purchase additional shares beginning on any dividend payment date (usually March 1, June 1, September 1 and December 1) or the next trading day.

         o Voluntary cash payments will be invested in Common Stock beginning on the first day of each month, or the next trading day.

         o Amounts are invested at a price equal to (a) in the case of shares purchased on the open market, the weighted average price of the shares of Common Stock purchased for the month, or (b) in the case of new issue shares, the closing price of those shares as published in The Wall Street Journal in New York Stock Exchange Composite Transactions on the investment date. (See answer to Question 13).

         o Shareholders may also make voluntary cash payments of not less than $25 per month nor more than $50,000 in a calendar year to purchase shares of Common Stock beginning on the investment dates at prices determined in the same manner.

         o        Shareholder may make voluntary cash payments  whether or not a
                  shareholder   authorizes  the  reinvestment  of  Common  Stock
                  dividends.

         The plan is administered by EquiServe Trust Company, N.A. at the expense of Vectren. No brokerage commissions will be charged on new issue shares of Common Stock purchased under the plan. Any brokerage commissions resulting from open market purchases will be paid by Vectren.

         Effective upon the merger of Indiana Energy, Inc. and SIGCORP, Inc. into Vectren Corporation, the Common Stock will be traded on the New York Stock Exchange under the symbol "VVC."

         This Prospectus relates to 1,200,000 shares of Common Stock, without par value, registered for purchase under the plan.

         You should retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined whether this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                The date of this Prospectus is February 29, 2000

                               GENERAL INFORMATION

         Vectren is an Indiana corporation organized on June 10, 1999 solely for the purposes of effecting the merger between Indiana Energy, Inc. and SIGCORP, Inc. The principal executive offices of Vectren are located at 20 N.W. Fourth Street, Evansville, Indiana and its telephone number is (812) 465-5300.

                       WHERE YOU CAN FIND MORE INFORMATION

         Vectren has filed with the Securities and Exchange Commission a registration statement on Form S-3 to register the shares of Vectren Common Stock to be issued pursuant to the plan. As allowed by the SEC rules, this prospectus does not contain all the information you find in the registration statement or the exhibits to the registration statement. This prospectus is part of the registration statement. In addition, Vectren will file, and prior to the merger, Indiana Energy and SIGCORP have filed annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, in New York, New York at 7 World Trade Center, 13th Floor and in Chicago, Illinois at Suite 1400, Citicorp Center, 500 West Madison Street. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Documents we have incorporated by reference in this prospectus

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we are incorporating by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These previously filed documents contain important information about Vectren, Indiana Energy and SIGCORP and their finances.

      Indiana Energy SEC Filings (File No. 1-09091)                                 Period
=========================================================== ========================================================
Annual  Report on Form 10-K                                 Year ended  September 30, 1999

Annual Report on Form 10-K/A                                Filed January 7, 2000, amending 10-K for the year
                                                            ended September 30, 1999

Current Reports on Form 8-K                                 Filed on October 29, November 22, December 15,
                                                            December 16, December 17, December 28, 1999 and January
                                                            27, 2000

Joint Proxy Statement/Prospectus included in Form S-4       Filed November 12, 1999
Registration Statement of Vectren Corporation
(Registration No. 333-90763)


          SIGCORP SEC Filings (File No. 1-11603)                                    Period
=========================================================== ========================================================
Annual Report on Form 10-K                                  Year ended December 31, 1998

Annual Report on Form 10-K/A                                Filed  November 3,  1999, amending  Form  10-K
                                                            for the  year  ended December 31, 1998

Quarterly Reports on Form 10-Q                              Quarters ended March 31, June 30 and September
                                                            30, 1999

Current Reports on Form 8-K                                 Filed on June 16, November 4, December 16, 1999 and
                                                            February 11, 2000

Joint Proxy Statement/Prospectus included in Form S-4       Filed November 12, 1999
Registration Statement of Vectren Corporation
(Registration No. 333-90763)

            Vectren SEC Filings (File No. 1-15467 )                                 Period
=========================================================== ========================================================
Form S-4 Registration Statement (Registration No.           Filed November 12, 1999 and amended by Amendment No. 1
333-90763) (including Joint Proxy Statement/ Prospectus)    to Form S-4 Registration Statement filed on November 15, 1999


         We are also incorporating by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:

         o all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

         o        any reports filed under Section 15(d) of the Exchange Act.

         You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

         References in this prospectus to "Vectren," "we," "us" and "our" are to Vectren Corporation.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us in writing or by telephone at the following address:

                  Vectren Corporation

                  Attn:  DRIP/Investor Relations Department
                  20 N.W. Fourth Street
                  Evansville, IN 47741
                  Tel No. (812) 465-5300


                                    THE PLAN

         Vectren hereby offers its holders of Common Stock and eligible employees the opportunity to purchase shares of Common Stock pursuant to the plan. The plan will become effective automatically upon the effectiveness of the merger between Indiana Energy and SIGCORP. The plan consists of the following 41 questions and answers.

INTRODUCTION

1.  What does the plan provide?

         The plan provides an opportunity for all record holders of Common Stock to have dividends reinvested in additional shares of Common Stock to be purchased by the plan either on the open market, or directly from us, in the form of authorized but unissued shares (sometimes referred to as "new issue shares"). We have reserved the right to cause the plan to purchase shares on the open market or newly issued shares as we determine from time to time in our sole discretion. (See answer to Question 40).

         If participants wish, they may also make voluntary cash payments of not less than $25 per month and not more than $50,000 in a calendar year. Participants may make these voluntary cash payments whether or not the participants have authorized the reinvestment of Common Stock dividends.

         As explained below, the cash dividends and any voluntary cash payments of a participant will be applied by EquiServe Trust Company, N.A., as agent (see answer to Question 3), to the purchase of shares of Common Stock at a purchase price determined in the manner set forth in the answer to Question 13. We will pay most expenses incurred in connection with such purchases, including, any brokerage commissions incurred as a result of purchases of open market shares. A participant who makes voluntary cash payments through automatic monthly deductions will pay a fee of $2 per transaction. Charges may be incurred by a participant upon the sale of book-entry shares credited to the participant's account. (See answers to Questions 20 and 22). Eligible employees may also participate in the plan. (See answers to Questions 34 through 39).

PURPOSE

2.  What is the purpose of this plan?

         The purpose of the plan is to provide shareholders with a simple and convenient way of investing cash dividends and voluntary cash payments in shares of Common Stock without payment of any brokerage commissions or service charges. In addition, eligible employees may invest through payroll deduction. To the extent that shares purchased by the plan are newly issued shares, we will receive additional funds for general corporate purposes.

ADMINISTRATION

3.  Who administers the plan?

         EquiServe Trust Company, N.A., administers the plan and purchases shares of Common Stock as agent for the plan participants. The Common Stock acquired by the agent will either be newly issued shares or shares purchased on the open market, as we determine in our sole discretion. The agent in purchasing shares on the open market will have, consistent with applicable securities laws and regulations, absolute discretion to determine the volume, timing and price of such purchases. If you decide to participate in the plan, the agent will keep a continuous record of your participation in the plan and send you a statement of your account under the plan after each purchase affecting your account. Shares purchased through the plan will be credited in book-entry form to your account. You may deposit your Common Stock certificates for conversion to book-entry shares which will be credited to your account. This will relieve you of the responsibility for the safekeeping of multiple certificates for shares purchased and protect you against loss, theft, or destruction of stock certificates.

         The agent may be contacted as follows:

         Correspondence

         All correspondence and inquiries concerning the plan should be directed to:

                           EquiServe
                           P.O. Box 2598
                           Jersey City, NJ 07303-2598

         Be sure to include a reference to Vectren Corporation in your correspondence.

         Telephone

         Shareholder customer service, including sale of shares: 1-800-446-2617.

         TDD: 1-201-222-4955. A telecommunications device for the hearing impaired is available.

         Outside the United States and Canada:  1-201-324-0498

         An automated voice response system is available 24 hours a day, 7 days a week.

         Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time each business day.

         Internet

         You can obtain information about your account over the Internet. To gain access, you will require a password which is sent to you by mail. You may also request your password by calling the agent at 1-877-THEWEB7 (1-877-843-9327). Messages forwarded on the Internet will be responded to promptly. The agent's Internet address is www.equiserve.com.

PARTICIPATION

4.       Who is eligible to participate in the plan?

         All Common Stock shareholders of record whose stock certificates and/or book-entry shares are registered in their names and eligible employees are eligible to participate in the plan. Any beneficial owners of Common Stock whose shares are registered in the name of a broker, trustee or other nominee may have shares transferred and registered in their own names in stock certificate form in order to become eligible to participate in the plan. Alternatively, beneficial owners may direct their broker to transfer all or any number of whole shares into their names in direct registration book-entry form. Beneficial owners should instruct their broker to re-register their shares with the agent through the direct registration system and specify book-entry registration. Please contact the agent at 1-800-446-2617 for more specific information. (See answers to Questions 34 through 39 for information concerning employee participation.)

5.       How does an eligible shareholder participate?

         Eligible shareholders may become participants in the plan by completing and signing the enrollment authorization form provided by the agent and returning it to the agent. A postage paid envelope is provided for this purpose. An enrollment authorization form may be obtained at any time by written request to the agent, or by calling 1-800-446-2617 or through the Internet. Any correspondence addressed to the agent concerning the plan should refer specifically to the Vectren Corporation Automatic Dividend Reinvestment and Stock Purchase Plan.

6.       When may an eligible shareholder become a participant in the plan?

         An eligible shareholder may join the plan at any time. For shareholders electing participation in the plan by having cash dividends reinvested, participation commences as follows. If an enrollment authorization form directing that cash dividends be reinvested is received by the agent prior to a dividend record date, then reinvestment in the plan will commence on the related dividend payment date. (Cash dividends on Common Stock are expected to be paid on or about March 1, June 1, September 1 and December 1. Of course, we cannot assure that dividends will be paid on these dates.) As to all eligible shareholders electing to reinvest cash dividends, the dividend paid on the date participation commences will not be sent to the shareholder but, instead, will be reinvested under the plan. For example, if we declare a cash dividend on our Common Stock payable on June 1 to holders of record on May 15, the enrollment authorization form must be received by the agent prior to May 15 in order for the dividend paid on June 1 to be reinvested. If the enrollment authorization form is received on or after the record date of May 15, the dividend paid on June 1 will be sent to the shareholder as usual and such shareholder's reinvestment in the plan will commence on the date the next cash dividend on Common Stock is paid (on September 1).

         For shareholders electing to participate in the plan through the investment of voluntary cash payments, participation may begin at any time.

7.       What does the enrollment authorization form provide?

         The enrollment authorization form specifies the method by which an eligible shareholder elects to participate in the plan. If the "FULL DIVIDEND REINVESTMENT" box is checked, then the agent will invest in shares of Common Stock (a) all of the participant's cash dividends on both shares of Common Stock registered in the participant's own name in stock certificate form and book-entry shares credited to the participant's account, and (b) any voluntary cash payments made by the participant. If the "PARTIAL DIVIDEND REINVESTMENT" box is checked, the participant must specify, in the box provided for that purpose, the number of shares of Common Stock on which cash dividends will be sent to the participant. The number of shares specified in the box includes shares registered in the participant's own name in stock certificate form and book-entry shares credited to the participant's account. The agent will invest in shares of Common Stock (a) the cash dividends on the remainder of both shares registered in the participant's own name in stock certificate form, and book-entry shares credited to the participant's account, and (b) any voluntary cash payments made by the participant. If the "VOLUNTARY CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)" box is checked, then we will send directly to the participant cash dividends on both shares of Common Stock registered in the participant's own name in stock certificate form and book-entry shares credited to the participant's account, but the agent will invest the participant's voluntary cash payments in shares of Common Stock.

         Under the plan, dividends will be reinvested, paid in cash, or both, as designated on the enrollment authorization form until a participant specifies otherwise.

8. May a shareholder have cash dividends reinvested under the plan with respect to less than all of the shares of Common Stock registered in the shareholder's name?

         A shareholder may have cash dividends reinvested under the plan with respect to all or a portion of the shares of Common Stock registered in the shareholder's name. Shares registered in the shareholder's name include both shares held by the shareholder in stock certificate form and book-entry shares credited to the shareholder's account. If a shareholder has shares of Common Stock registered in more than one name (for example, some shares registered in the name of "John Doe" and others registered in the name "John J. Doe"), or the shares are registered in the name of the shareholder and another person (for example, as a joint tenant with his or her spouse), the shareholder will receive an enrollment authorization form for each such registered name or names. In that case the shareholder (and such other person) has the election of completing and signing and returning any or all such enrollment authorization forms.

9.       How may you change investment options?

         You may change your investment option at any time by telephoning the agent or by completing and signing a new enrollment authorization form and returning it to the agent. A change in investment option affecting the reinvestment of cash dividends will be effective on a dividend payment date if the enrollment authorization form or telephone authorization is received by the agent prior to the related dividend record date. (See Question 6). If the enrollment authorization form or telephone authorization is received by the agent on or after the related dividend record date, the change will be effective on the dividend payment date for the following quarter.

COSTS

10.      Are any fees or expenses incurred by participants in the plan?

         Except as provided below, we will pay all costs of administration of the plan, including service fees and brokerage commissions on purchases of open market shares. However, if a participant requests the agent to sell all or part of the shares credited to his or her account, the participant will pay a service fee (currently $15), any related brokerage commission (currently $.12 per share sold) and any other costs due as discussed in the answer to Question 22. If a participant withdraws all book-entry shares credited to his or her account, a payment for any fractional share interests in the account will be paid in cash to the participant in the amount and on the basis described in the answer to Question 20. As described in the answer to Question 16, participants who elect to make voluntary cash payments through automatic monthly deductions, will pay a fee of $2 per transaction.

PURCHASES

11.      How many shares of Common Stock will be purchased for a participant?

         The number of shares to be purchased for each participant on an investment date will depend on the amount of the participant's dividends and/or voluntary cash payments to be invested and the price per share of Common Stock. Each participant's account will be credited as of each investment date with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested on behalf of that participant on that date divided by the purchase price of each share of Common Stock. The purchase price is as determined as provided in the answer to Question 13.

12.      How and when will shares of Common Stock be purchased under the plan?

         The plan permits Common Stock dividends to be reinvested beginning on any dividend payment date (usually March 1, June 1, September 1 and December 1) and voluntary cash payments to be invested beginning on the first day of each month, or the next trading day if any such date should not be a trading day. On each investment date on which a dividend is paid, we will pay to the agent the total amount of dividends payable on the shares subject to dividend reinvestment under the plan. The agent will use that amount, along with all voluntary cash payments then held by the agent under the plan, to purchase shares of Common Stock for the accounts of participants at the purchase price set forth in the answer to Question 13. If we direct the agent to purchase shares on the open market, it is expected that the agent will normally purchase shares beginning on the investment date and will complete the purchases within 30 days. However, in purchasing shares on the open market, the agent will have, consistent with applicable securities laws and regulations, absolute discretion to determine the volume, timing and price of such purchases. Neither Vectren nor any participant will have any authority or power to direct the time or price at which shares will be purchased, or the selection of the broker or dealer through or from whom purchases will be made. If we elect to make available new issue shares for purchase, the agent will purchase shares of Common Stock from Vectren on the investment date. In months dividends are not paid, shares will be purchased with all voluntary cash payments then held by the agent in the manner described above.

13. What will be the price of shares of Common Stock purchased under the plan?

         The price per share of the open market share purchases of Common Stock for allocation to the accounts of the plan participants as of an investment date will be the weighted average price paid by the agent for all open market shares which were purchased by the agent for that month.

         If we elect to make available new issue shares for purchase, the price per share of any new issue shares of Common Stock purchased from Vectren on any investment date on behalf of participants in the plan will be the closing price of the shares of Common Stock on the composite tape on the investment date (or the next trading day if the New York Stock Exchange is closed on the investment date). If no trading occurs in the Common Stock on the investment date, the purchase price will be the closing price on the next trading day on which shares are traded.

VOLUNTARY CASH PAYMENTS

14.      How does the cash payment option work?

         Voluntary cash payments received from the participant by the agent prior to an investment date will be invested each month to purchase shares of Common Stock. The agent will return voluntary cash payments to a participant upon telephone or written request from a participant at least two business days prior to the investment date.

         If a shareholder wishes to participate only through the investment of voluntary cash payments, the shareholder must check the "VOLUNTARY CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)" box on the enrollment authorization form.

15.      How are voluntary cash payments made by check or money order?

         The option to make cash payments by check or money order is available to participants each month. Voluntary cash payments by a participant cannot be less than $25 per payment or more than a total of $50,000 in a calendar year. If the agent receives payments totaling more than $50,000 in a calendar year from a participant, the amount by which the payments exceed $50,000 will be returned to the participant.

         A voluntary cash payment may be made by a participant when enrolling by enclosing a check or money order in United States dollars (made payable to "EquiServe-Vectren") with the enrollment authorization form. Thereafter, voluntary cash payments may be made through the use of cash payment forms attached to each participant's statement of account. The same amount of money need not be sent each month and there is no obligation to make a voluntary cash payment each month.

16.      How are voluntary cash payments made by automatic monthly deductions?

         You may make voluntary cash payments of not less than $25 per transaction nor more than $50,000 in a calendar year by means of a monthly automatic electronic funds transfer from a predesignated account at a United States bank or financial institution. If the agent receives payments totaling more than $50,000 in a calendar year from you, the amount by which the payments exceed $50,000 will be returned to you. A $2 transaction fee will be subtracted from the amount deducted from your bank account prior to each investment.

         To initiate automatic monthly deductions, you must complete and sign an authorization form for automatic deductions and return it to the agent together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated.

         Once automatic monthly deductions are initiated, funds will be drawn from your designated bank account on the third business day preceding each monthly investment date.

         You may change the amount of your automatic monthly deduction by completing and submitting to the agent a new authorization form for automatic deductions. If you close or change a bank account, a new authorization form for automatic deductions must be completed and submitted to the agent. To be effective with respect to a particular investment date, the new authorization form for automatic deductions must be received by the agent at least six business days preceding such investment date. You may discontinue automatic deductions by notifying the agent by telephone or in writing.

17. Will interest be paid by Vectren or the agent on any voluntary cash payments made under the plan?

         No. Interest will not be paid by Vectren or the agent on any voluntary cash payments held pending investment under the plan. Therefore, it is suggested that any voluntary cash payment you wish to make be sent so as to reach the agent as close as possible and prior to the investment date. A participant should be aware of possible delays in the mail if payment is to be made in that manner.

REPORTS TO PARTICIPANTS

18.      What kind of reports will be sent to participants in the plan?

         You will receive a statement after each purchase for your account showing the amounts invested, purchase prices, shares purchased and other relevant information. These statements are your continuing record of purchases and should be retained for income tax purposes. In addition to a prospectus for the plan, you will receive copies of the same communications sent to every other shareholder, that is, the Annual Report to shareholders, interim reports to shareholders, proxy solicitation materials and dividend information required by the Internal Revenue Service to be furnished by us and the agent.

DIVIDENDS

19. Will you receive cash dividends on fractional interests in shares credited to your accounts?

         Yes. Dividends on fractional share interests will be either reinvested in Common Stock or sent directly to you, depending upon your selected investment option.

CERTIFICATES FOR SHARES

20.      Will certificates be issued for shares of Common Stock purchased?

         Shares of Common Stock purchased under the plan will be registered in the name of the agent (or its nominee), as agent for participants in the plan; and certificates for such shares will not be issued to participants except upon telephone or written request. The number of shares credited to your account under the plan will be shown on your statement of account. This procedure protects against loss, theft or destruction of stock certificates.

         Shares credited to your account may be withdrawn by notifying the agent by telephone or in writing specifying the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued to and registered in your name (see Questions 21 and 26).

         If you request a stock certificate for all shares credited to your account, cash representing any fractional share interest will be mailed directly to you. The cash payment to you will be based upon the then current market price, less any service fee, any brokerage commission and any other costs realized by the agent when it sells such fraction. In order to effect the sale of such fractional interest, the agent will combine the sale of fractional share interests to which other withdrawing participants are entitled so as to be able to effect the sale of whole shares. The agent will do this as soon as possible.

         Shares credited to your account may not be pledged. If you wish to pledge such shares, you must request that certificates for such shares be issued in your name.

21.      In whose name will certificates be registered when issued?

         Upon telephone or written request by the participant, certificates will be issued in the name in which the participant's account is maintained, or, in such other names as may be designated upon receipt of appropriate instruments of assignment.

SALE OF SHARES

22.      May you sell book-entry shares credited to your account?

         Yes. You may request the agent to sell any number of book-entry shares credited to your account by completing the information on the bottom portion of your account statement or by giving detailed written instructions to the agent. Alternatively, you may call the agent at 1-800-446-2617. The agent will initiate the sale as soon as practicable after receiving the notification. Sales will be made for your account on the open market through a securities broker designated by the agent. You will receive the proceeds, less an applicable service fee (currently $15) and brokerage commission (currently $.12 per share sold). Proceeds of shares will be paid to you by check.

DEPOSIT OF STOCK CERTIFICATES

23. May you deposit your Common Stock certificates with the agent for conversion to book-entry shares?

         At the time of enrollment in the plan, or at any later time, you may deposit any Common Stock certificates in your possession with the agent for credit as book-entry shares to your account. If a certificate issuance is later requested, a new, differently numbered certificate will be used.

         If you wish to deposit your Common Stock certificates, you must mail your request and your certificate to the agent. The certificates should not be endorsed.

         To insure against loss resulting from mailing certificates, the agent will provide mail insurance free of charge. To be eligible for certificate mailing insurance, you must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes supplied by the agent. Envelopes may be obtained by calling the agent at 1-800-446-2617. Certificates mailed to the agent will be insured for up to $25,000 current market value provided they are mailed first class. You should contact the agent for information about sending certificates having a current market value in excess of $25,000. You must notify the agent of any lost certificate claim within thirty (30) calendar days of the date the certificates were mailed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificates are sent to the agent in accordance with the guidelines described above.

         Insurance covers the replacement of shares of Common Stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time you mail the certificates until replacements are made.

         If you do not use a brown pre-addressed envelope provided by the agent, it is recommended that certificates be sent to the agent by registered mail, return receipt requested and insured for possible mail loss for 2% of the market value (minimum of $20.00); this represents your replacement costs if the certificates are lost in transit to the agent.

STOPPING DIVIDEND REINVESTMENT

24.      May  you  stop  dividend   reinvestment   or  voluntary   cash  payment
         investments?

         You may discontinue the reinvestment of cash dividends by changing your investment option as specified in the answers to Questions 7 and 9. Moreover, you may request by telephone or in writing that the agent return any uninvested voluntary cash payment made, and such a request will be honored, if the agent receives the request at least two business days before the investment date on which the voluntary cash payment would otherwise be invested.

25.      When may you stop reinvesting dividends under the plan?

         You may stop reinvesting dividends under the plan any time by giving the agent notice in writing or by telephone. If the request to discontinue dividend reinvestment is received by the agent on or after the record date for a dividend payment, such request may not become effective until any dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to your account. The agent, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on your behalf. If such dividend is reinvested, the agent may sell the shares purchased and remit the proceeds to you, less any service fee, any brokerage commission and any other costs of sale. See Question 6 above for an example of approximate timing of dividend record and payment dates.

ACCOUNT MANAGEMENT

26.      What options are available to you regarding transfers of shares?

         Gift/Transfer of Shares

         If you wish to transfer the ownership of all or part of the shares credited to your account to an account for another person, whether by gift, private sale or otherwise, you may effect such transfer by mailing a properly executed stock power to the agent. Transfers of less than all of the your book-entry shares must be made in whole share amounts. Requests for transfer are subject to the same requirements as the transfer of Common Stock certificates, including the requirement of Medallion Guarantee on the stock power. Stock Power Forms are available upon request from the agent. Share transfer forms are also attached to account statements.

         Shares so transferred will continue to be held in book-entry form by the agent. An account will be opened in the name of the recipient if he or she is not already a participant, and such recipient will automatically be enrolled in the plan. If the recipient is not already a participant, the account will be enrolled under the full reinvestment option unless the donor specifies differently. The recipient may change the investment option after the gift has been made as described under Question 9 above.

         If a transfer involving ALL shares in your account is received after a record date but before the related dividend payment date, the transfer will be processed when received, and a cash dividend will be paid to you. You may return the dividend check as an optional cash payment.

         You will receive a statement showing the transfer of shares. Upon your request, the agent will also send to the recipient, free of charge, an acknowledgement of the gift.

         Direct Registration System/Broker-Dealer Accounts

         Transfer shares from a broker account: Shareholders who own shares of Common Stock that are held by a bank, broker, or trustee in street or nominee name may instruct their broker to have some or all of their shares transferred into the shareholder's name in direct registration system book-entry form. The direct registration system permits an investor to hold Common Stock as the registered owner of the Common Stock in book-entry form on our books rather than (1) indirectly through a financial intermediary that holds the Common Stock in street name or in an account with a depository or (2) in the form of a stock certificate. Simply instruct your bank, broker or trustee to re-register your shares through the direct registration system and specify book-entry registration.

         Transfer shares to a broker account: To electronically transfer all or part of your book-entry shares held by the agent to a broker account, you must establish a broker account number on your account with the agent. To establish a broker account number, you must complete an "authorization to provide broker/dealer information" form, available upon request from the agent (1-800-446-2617) or a broker. Once a broker account number is established, you can then instruct the agent to deliver to your broker the number of full shares you specify. The agent will electronically deliver shares within two business days of receiving and accepting instructions. The signature(s) on the authorization to provide broker/dealer information form should be guaranteed by the broker/dealer with a Medallion Guarantee.

OTHER INFORMATION

27.      What happens if we issue a stock dividend or declare a stock split?

         Any stock dividends or split shares of Common Stock distributed on shares credited in book-entry form to your account or held by you in the form of stock certificates will be credited in book-entry form to your account.

28. If we have a rights offering, how will the shares of Common Stock credited to your account be handled?

         Participation in any rights offering will be based upon both shares of Common Stock held by you in stock certificate form and any whole book-entry shares credited to your account.

29. What happens when you sell or transfer all of your shares of Common Stock in stock certificate form?

         If you dispose of all your shares of Common Stock in stock certificate form, then the agent will continue to either reinvest the cash dividends, or send the cash dividends directly to you, on the shares of Common Stock credited to your account, depending upon your investment option, until you notify the agent by telephone or in writing to the contrary. Voluntary cash payments may continue to be made by you as long as there are whole or fractional shares credited to your account. If you hold less than one full share, we, from time to time, may instruct the agent to sell the fractional share and forward the proceeds, less any service fee, brokerage commission and any other costs of sale, to you.

30.      What are the responsibilities of Vectren and agent under the plan?

         Neither Vectren, nor the agent, as plan administrator, will be liable for any act done in good faith or for any good faith omission to act, including, any claim arising out of failure to cease reinvesting dividends for your account upon your death, the prices at which shares are purchased or sold for your account, the times when purchases or sales are made or fluctuations in the market value of the common stock. You should recognize that neither Vectren nor the agent can provide any assurance of a profit or protection against loss on any shares purchased under the plan.

31.      How will your shares be voted at meetings of shareholders?

         For each meeting of shareholders, you will receive proxy materials that will enable you to vote both shares held by you in stock certificate form and/or book-entry shares credited to your account. If you elect, all shares may be voted in person at the shareholders' meeting.

FEDERAL INCOME TAX CONSEQUENCES

32. What are the federal income tax consequences of participation in the plan?

         If you reinvest dividends under the plan, you will be treated for federal income tax purposes as having received a dividend in an amount equal to the cash dividend reinvested in shares of Common Stock under the plan even though that amount is not actually received in cash but, instead, is applied to the purchase of shares for your account. In addition, general rulings issued by the Internal Revenue Service indicate that your share of brokerage commissions for purchases of open market shares (which will be paid by us) will be taxable as dividend income to you. Your adjusted basis in the shares of Common Stock acquired under the plan will be equal to the amount required to be treated as a dividend, including any brokerage commissions allocated to such purchases.

         Common Stock purchased with voluntary cash payments will be treated in the same manner as Common Stock purchased outside of the plan. Your adjusted basis in such shares will be equal to the price paid, increased by any brokerage commission (which will be paid by us) allocated to such purchases and treated as dividend income.

         You will not realize any taxable income when you receive certificates for whole shares credited to your account upon a request for such certificates. However, if you receive, upon request, a cash payment for the sale of whole and/or fractional shares credited to your account, you will realize gain or loss measured by the difference between the amount of the cash received and your basis in such shares or fractional shares. Such gain or loss will be capital in character if such shares or fractional shares are a capital asset in your hands. For further information as to tax consequences of participation in the plan, you should consult with your own tax advisors.

         The tax information in this Question 32 is provided solely as a guide to you and may be subject to change by future legislation. You are advised to consult your own tax advisors as to the federal and state income tax effects of participation in the plan.

33. What provision is made for domestic and foreign shareholders whose dividends are subject to federal income tax withholding?

         Federal law requires the agent to withhold an amount (currently 31%) from the amount of dividends and the proceeds of any sale of shares for you if:
(i) you fail to certify to the agent that you are not subject to backup withholding, (ii) you fail to certify that the taxpayer identification number provided is correct or (iii) the Internal Revenue Service notifies us that you are subject to backup withholding. The withheld amount will be deducted from the amount of dividends and the remaining amount will be reinvested in accordance with the plan. The withheld amount also will be deducted from the proceeds of any sale of shares and the remaining amount will be sent to you.

         In the case of those foreign shareholders whose dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends and the remaining amount of dividends will be reinvested. In the case of those foreign shareholders whose sale proceeds are subject to withholding, the amount of tax to be withheld will be deducted from the proceeds of the sale of shares.

EMPLOYEE PARTICIPATION

34.      Which employees are eligible to join the plan?

         All full-time employees of Vectren and such wholly owned subsidiaries of Vectren as shall be designated from time to time by the President and Chief Executive Officer of Vectren who have completed a total of six consecutive months of employment are eligible to participate in the plan.

35.      What are the rights of employees under the plan?

         Employees have the same rights under the plan and are governed by the same terms and limitations as shareholders of Vectren, except that eligible employees (a) may enroll in the plan to purchase shares with voluntary cash payments even though they are not registered holders of any shares of Common Stock, and (b) may arrange to make such voluntary cash payments through regular payroll deductions. Voluntary cash payments by an employee, including payroll deductions, may not exceed $50,000 in a calendar year.

         Voluntary cash payments by employees, including payroll deductions, will be applied by the agent to the purchase of shares of Common Stock.

36.      How does an eligible employee join the plan?

         An eligible employee may enroll in the plan at any time to purchase shares of Common Stock with voluntary cash payments by completing an employee enrollment form and returning it to the Human Resources Department. Employee enrollment forms and withholding authorization forms can be obtained from the Human Resources Department. If an employee elects to make voluntary cash payments directly to the agent and does not authorize payroll deductions, the enrollment form must be accompanied by a check or money order for the initial payment.

         Employees who, as record holders of Common Stock, are already participating in the plan do not need to complete an employee enrollment form; however, they must complete a withholding authorization form if they wish to make voluntary cash payments through payroll deductions. Any employee who is or becomes a registered holder of shares may obtain from the agent and execute a shareholder enrollment authorization form in order to provide for the reinvestment of cash dividends on those shares.

37.      What is the limit on payroll deductions?

         An eligible employee may authorize his or her employer to deduct a specified whole dollar amount from each pay period of each month. The minimum monthly deduction is $25. Once authorized, payroll deductions will continue until changed or terminated by the employee.

38.      May employees change or terminate payroll deductions?

         Yes. An employee may change the amount deducted or terminate payroll deductions by giving written notice to the Human Resources Department. Employees should allow at least 15 days' processing time prior to the end of the pay period in which the deduction is made for any change in the amount of the deduction to become effective. Not more than two payroll deduction changes may be made in any calendar year. However, an employee may terminate his or her payroll deduction at any time by giving reasonable notice to the Human Resources Department. Employees may terminate payroll deductions and continue to invest by making voluntary cash payments directly to the agent.

39. What happens when an employee who participates in the plan leaves Vectren or one of its wholly-owned subsidiaries?

         If you cease to be employed by Vectren or one of its wholly-owned subsidiaries, the agent will continue to either reinvest cash dividends or send cash dividends directly to you on the shares credited to your account, depending upon your investment option, until you notify the agent by telephone or in writing to the contrary. Participation in the plan may continue as long as there are shares credited to your account or held by you in stock certificate form.

MISCELLANEOUS

40.      May the plan be changed or discontinued?

         We have the right to modify the plan, or to suspend or terminate the plan, at any time. You will receive notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. We also have the right to adopt, and from time to time to change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the plan then in effect) as we deem desirable or appropriate for the administration of the plan. In addition, we have the right to offer to the plan newly issued shares or direct the plan to purchase open market shares as we, from time to time, determine in our sole discretion. The agent has the right to resign at any time upon reasonable written notice to us.

41.      Who interprets the plan?

         We will interpret and regulate the plan and any agreements which establish or administer the plan, and our interpretation and regulation will be conclusive.

USE OF PROCEEDS

         In the case of shares purchased for the plan in the open market, we will not receive any of the proceeds of the offering. In the case of new issue shares, the proceeds received by us will be used for general corporate purposes.

         INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS

         The Vectren Articles and the Vectren bylaws provide that Vectren will indemnify any individual who is or was a director or officer of Vectren, or is or was serving at the request of Vectren as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. Vectren may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Vectren if it is ultimately determined that the director or officer is not entitled to indemnification by Vectren.

         The Vectren Articles and the Vectren bylaws provide that the indemnification rights described above are in addition to any other indemnification rights a person may have by law or by contract. Vectren expects that employment agreements with its executive officers will require Vectren to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

         Section  23-1-37  et  seq.  of the  Indiana  Business  Corporation  Law
("IBCL") provides for "mandatory indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceedings to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director acted in good faith and reasonably believed the actions were in the best interest of the corporation if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that the director had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. A determination must also be made that the facts then known to those making the determination would not preclude indemnification. The director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by the IBCL.

         The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

         Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Vectren pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedule of Indiana Energy, Inc. as of September 30, 1999 and 1998 and for each of the three years in the period ended September 30, 1999 incorporated in this prospectus by reference from the Indiana Energy, Inc. 10-K and 10-KA and the Joint Proxy Statement/Prospectus of Indiana Energy and SIGCORP have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and have been incorporated by reference in reliance upon the authority of that firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements and related financial statement schedule of SIGCORP, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this prospectus by reference from the SIGCORP, Inc. 10-K and 10-KA and the Joint Proxy Statement and Prospectus of Indiana Energy and SIGCORP have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and have been incorporated by reference in reliance upon the authority of that firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

         The validity of the plan shares will be passed upon for us by Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204, our outside counsel.

================================================================================
                                TABLE OF CONTENTS

                                                                            Page

General Information                                                           2
Where You Can Find More Information                                           2
The Plan                                                                      3
    Introduction                                                              4
    Purpose                                                                   4
    Administration                                                            4
    Participation                                                             5
    Costs                                                                     7
    Purchases                                                                 7
    Voluntary Cash Payments                                                   8
    Reports to Participants                                                  10
    Dividends                                                                10
    Certificates for Shares                                                  10
    Sale of Shares                                                           11
    Deposit of Stock Certificates                                            11
    Stopping Dividend Reinvestment                                           11
    Account Management                                                       12
    Other Information                                                        13
    Federal Income Tax
      Consequences                                                           14
    Employee Participation                                                   15
    Miscellaneous                                                            16
    Use of Proceeds                                                          16
    Indemnification of Officers,
     Directors and Controlling
     Persons                                                                 16
Experts                                                                      18
Legal Matters                                                                18


================================================================================

================================================================================


                                     [logo]




                              VECTREN CORPORATION









                               Automatic Dividend

                                  Reinvestment

                                       and

                               Stock Purchase Plan





                                   PROSPECTUS







                            Dated February 29, 2000
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses to be incurred in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the registration fee.

         Registration fee                                     $  4,240
         Trustees' and transfer agents' fees                  $  1,000
         Costs of printing                                    $ 15,000
         Fees and expenses of attorneys                       $  8,000
         Fees and expenses of accountants                     $  2,000
         Miscellaneous                                        $  1,000
                                                              --------

                  Total                                       $ 31,240

Item 15. Indemnification of Directors and Officers.

         The Vectren Articles and the Vectren bylaws provide that Vectren will indemnify any individual who is or was a director or officer of Vectren, or is or was serving at the request of Vectren as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. Vectren may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Vectren if it is ultimately determined that the director or officer is not entitled to indemnification by Vectren.

         The Vectren Articles and the Vectren bylaws provide that the indemnification rights described above are in addition to any other indemnification rights a person may have by law or by contract. Vectren expects that employment agreements with its executive officers will require Vectren to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

         Section   23-1-37  et  seq.  of  the  IBCL   provides  for   "mandatory
indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceedings to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director acted in good faith and reasonably believed the actions were in the best interest of the corporation if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that the director had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. The director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by the IBCL and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the IBCL.

         The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

Item 16. Exhibits.

         The exhibits required by this item are listed on page E-1.

Item 17. Undertakings.

                           (a) The undersigned  registrant hereby undertakes (1)
                  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses
                  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the
                  Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, the State of Indiana, on February 28, 2000.

                                       VECTREN CORPORATION

                                       By:/s/ Niel C. Ellerbrook
                                          -------------------------------------
                                          Niel C. Ellerbrook
                                          President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                Date

1.  Principal Executive
    Officer, Principal
    Financial and
    Accounting Officer:


/s/ Niel C. Ellerbrook      President and Chief Executive      February 28, 2000
-------------------------   Officer, Chief Financial Officer
Niel C. Ellerbrook          and Director


/s/ Andrew E. Goebel        Vice President, Chief Operating    February 28, 2000
-------------------------   Officer and Director
Andrew E. Goebel

                                  EXHIBIT INDEX

       Exhibit Number                                            Description

          4-A Articles of Incorporation of Vectren Corporation (incorporated by reference to Exhibit 3(a) to Registrant's Form S-4 (Registration No. 333-90763) filed on November 12,
                    1999)

          4-B       Bylaws of Vectren Corporation  (incorporated by reference to
                    Exhibit 3(b) to Registrant's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

          4-C Shareholder Rights Agreement dated as of October 21, 1999 between Vectren Corporation and EquiServ Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4 to Registrant's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

          5         Opinion of Barnes & Thornburg

          23-A      Consent of Arthur Andersen LLP (re: Indiana Energy, Inc.)

          23-B      Consent of Arthur Andersen LLP (re: SIGCORP, Inc.)

          23-C      Consent of Barnes & Thornburg (in Exhibit 5)